TRUST INDENTURE AND MORTGAGE 637 SUPPLEMENT NO. 1

           This TRUST INDENTURE AND MORTGAGE 637 SUPPLEMENT NO. 1, dated May 20, 1996 (herein called this "Trust Indenture Supplement") of CONTINENTAL AIRLINES, INC. as Owner (herein called the "Owner").

                       W I T N E S S E T H:

           WHEREAS, the Trust Indenture and Mortgage 637, dated as of May 20, 1996 (the "Trust Indenture") between the Owner and Wilmington Trust Owner, as Loan Trustee (the "Loan Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Loan Trustee; and

           WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

           NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner's right, title and interest in and to the following described property:

                             AIRFRAME

           One airframe identified as follows:

                                              FAA         Manufacturer's
    Manufacturer           Model         Registration      Serial Number
                                            Number
The Boeing                737-524           N33637             27540
Company

together with all of the Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                         AIRCRAFT ENGINES

           Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

     Manufacturer         Manufacturer's Model        Serial Number
      CFM                         56-3                   858302
International, Inc.
      CFM                         56-3                   858306
International, Inc.

together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.


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           Together with all of Owner's right, title and interest
in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

           TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

           This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

           AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

                                      * * *

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           IN WITNESS WHEREOF, the Owner has caused this Trust
Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                  CONTINENTAL AIRLINES, INC., as Owner


                               By:_______________________________
                              Name:
                              Title:


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